Exhibit 1.01



                                 TERMS AGREEMENT



                                      September 14, 1995


Travelers Group Inc.
388 Greenwich Street, 20th Floor
New York, New York 10013

Attention: Chief Financial Officer
           -----------------------

Dear Sirs:

                  We  understand   that  Travelers   Group   Inc.,  a   Delaware
corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters (the "Underwriters"), for whom CS First Boston Corporation, PaineWebber Incorporated and Citicorp Securities, Inc. are acting as representatives, offer to purchase the Securities at 98.930% of the principal amount thereof, together with accrued interest thereon from September 15, 1995 to the date of payment and delivery. The Closing Date shall be September 19, 1995 at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, 20th Floor, New York, New York 10013.

                  The Securities shall have the following terms:

             Title:              6-5/8% Notes due September 15, 2005
             Maturity:           September 15, 2005
             Interest Rate:      6-5/8%
             Interest Payment
               Dates:            March 15 and September 15,
                                 commencing March 15, 1996
             Regular Record
               Dates:            February 28 and August 31

             Initial Price to
               Public: 99.552% of the principal amount thereof plus accrued interest from September 15, 1995 to the date of payment and delivery

             Redemption
               Provisions:       The  Securities  are   not  redeemable  by  the
                                 Company prior to maturity.

             Additional terms:   The provisions  of Section  11.03 and  11.04 of
                                 the  Indenture  relating  to  defeasance  shall
                                 apply to the Securities.   The Securities shall
                                 be  issuable  as  Registered  Securities  only.
                                 Principal and interest on  the Securities shall
                                 be  payable in  United  States  dollars.    The
                                 Securities will be initially represented by one
                                 or  more global  Securities  registered in  the
                                 name of The Depository Trust Company ("DTC") or
                                 its  nominee.    Beneficial  interests  in  the
                                 Securities  will  be  shown on,  and  transfers
                                 thereof will be effected  only through, records
                                 maintained by DTC and its participants.  Owners
                                 of beneficial  interests in Securities  will be
                                 entitled to physical delivery  of Securities in
                                 certificated  form   only  under   the  limited
                                 circumstances   described   in   the  Company's
                                 Prospectus Supplement dated September 14, 1995.


                  All the provisions contained in the document entitled "Primerica Corporation-Debt Securities-Underwriting Agreement Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.
                  Basic Provisions varied with respect  to this Terms Agreement:
(a) All references to Primerica Corporation shall refer to Travelers Group Inc.;
(b) In the first line of Section 2(a), delete "(33-55542)" and insert in lieu thereof "(33-68760)" and any reference in the Basic Provisions to a registration statement shall be deemed to be a reference to such registration statement on Form S-3); (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) In the fourteenth line of the third paragraph of
Section 3, delete the word "definitive" and insert in lieu thereof "global."

                  Charles O. Prince, III, Esq., is counsel to the Company. Dewey Ballantine is counsel to the Underwriters.

                  The Securities will be made available for checking and packaging at the designated office of The Bank of New York at least 24 hours prior to the Closing Date.







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                  Please accept  this offer no  later than 9:00 o'clock  P.M. on
September 14, 1995, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                  "We  hereby   accept  your  offer,  set  forth  in  the  Terms
Agreement, dated September 14, 1995, to purchase the Securities on the terms set forth therein."

                                      Very truly yours,

                                      CS FIRST BOSTON CORPORATION
                                      CITICORP SECURITIES, INC.
                                      PAINEWEBBER INCORPORATED,
                                      as Representatives



                                       By: /s/ Robert A. Hansen
                                           ------------------------
                                           Name:  Robert A. Hansen
                                           Title: Vice President




             ACCEPTED:

             TRAVELERS GROUP INC.


             By: /s/ Firoz B. Tarapore
                ----------------------------
                 Name:  Firoz B. Tarapore
                 Title: Deputy Treasurer












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